Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference and use in this Registration Statement on Form S-8 of Slide Insurance Holdings, Inc. for the registration of the 2021 Equity Compensation Plan and 2025 Omnibus Incentive Plan, of our report dated March 7, 2025, with respect to the consolidated financial statements of Slide Insurance Holdings, Inc. included in Amendment No. 1 to its Registration Statement on Form S-1 (No. 333-287556) filed with the Securities and Exchange Commission for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Charlotte, North Carolina

June 20, 2025